Exhibit 3.2

Execution Version

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HESS MIDSTREAM PARTNERS LP

This FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of HESS MIDSTREAM PARTNERS LP (this “Agreement”), dated as of April 7, 2017, is entered into and executed by Hess Midstream Partners GP LLC, a Delaware limited liability company (“GP LLC”), Hess Midstream Partners GP LP, a Delaware limited partnership (“GP LP”), and Hess Midstream Holdings LLC, a Delaware limited liability company (“Midstream Holdings”).

The Partnership was previously formed as a Delaware limited partnership and is currently governed by the Agreement of Limited Partnership of the Partnership, dated as of January 28, 2014 (the “Current Agreement”). The Current Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on January 17, 2014 as described in the first sentence of Section 2.5, as amended or restated from time to time.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“General Partner” means, upon consummation of the transactions referenced in clause (d) of Article IV, GP LP, in its capacity as general partner of the Partnership.

“Limited Partner” means, upon consummation of the transactions referenced in clause (e) of Article IV, Midstream Holdings, in its capacity as limited partner of the Partnership.

“Partner” means the General Partner or the Limited Partner.

“Partnership” means Hess Midstream Partners LP, a Delaware limited partnership.

“Percentage Interest” means, with respect to any Partner, the percentage of cash contributed by such Partner to the Partnership as a percentage of all cash contributed by all the Partners to the Partnership.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1    Formation. GP LLC, as general partner, and Hess Corporation, a Delaware corporation (“Hess”), as limited partner, formed the Partnership on January 17, 2014 as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution, and termination of the Partnership shall be governed by the Delaware Act.

2.2    Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Hess Midstream Partners LP”.

2.3    Principal Office; Registered Office.

(a)    The principal office of the Partnership shall be at 1185 Avenue of the Americas, New York, NY 10036, or such other place as the General Partner may from time to time designate.

(b)    The address of the Partnership’s registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Partnership’s registered agent for service of process at such address shall be The Corporation Trust Company.

2.4    Term. The Partnership shall continue in existence until there is an election to dissolve the Partnership by the General Partner.

2.5    Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation, and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partner has limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

2.6    Partnership Interests. Upon consummation of the transactions referenced in clauses (d) and (e) of Article IV, the General Partner shall have a 43.0556% Percentage Interest and the Limited Partner shall have a 56.9444% Percentage Interest.

ARTICLE III

PURPOSE

The purposes of the Partnership shall be to carry on any lawful business, purpose or activity for which limited partnerships may be formed under the Delaware Act.

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE IV

CAPITAL CONTRIBUTIONS; PARTNERS

(a)    In connection with the formation of the Partnership under the Delaware Act, (i) GP LLC made an initial capital contribution to the Partnership in the amount of $10,000.00 in exchange for a 50% general partner interest in the Partnership and was admitted as the general partner of the Partnership, and (ii) Hess made an initial capital contribution to the Partnership in the amount of $10,000.00 in exchange for a 50% limited partner interest in the Partnership and was admitted as a limited partner of the Partnership.

(b)    Pursuant to that certain Takota Pre-Closing Restructuring Agreement, dated as of June 22, 2015, (i)(A) Hess transferred and assigned all of its partnership interests in the Partnership (which partnership interests constituted all of the limited partner interests in the Partnership) (the “Transferred LP Interests”), to Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), (B) HINDL was admitted as a substitute limited partner of the Partnership, (C) immediately following such admission, Hess ceased to be a limited partner of the Partnership, and (D) the Partnership was continued without dissolution, (ii)(A) HINDL transferred and assigned the Transferred LP Interests to Hess TGP Finance Company LLC, a Delaware limited liability company (“TGP Finance”), (B) TGP Finance was admitted as a substitute limited partner of the Partnership, (C) immediately following such admission HINDL ceased to be a limited partner of the Partnership, and (D) the Partnership was continued without dissolution, and (iii)(A) TGP Finance transferred and assigned the Transferred LP Interests to Hess Infrastructure Partners LP, a Delaware limited partnership (“HIP”), (B) HIP was admitted as a substitute limited partner of the Partnership, (C) immediately following such admission, TGP Finance ceased to be a limited partner of the partnership, and (D) the Partnership was continued without dissolution. On July 9, 2015, HIP contributed an amount equal to $300,000.00 to the Partnership, and GP LLC contributed an amount equal to $400,000.00 to the Partnership.

(c)    Pursuant to that certain Assignment Agreement, dated as of April 7, 2017, HIP transferred and assigned the Transferred LP Interests to GP LP, GP LP was admitted as a substitute limited partner of the Partnership, immediately following such admission HIP ceased to be a limited partner of the Partnership and the Partnership was continued without dissolution. Immediately prior to the execution and delivery of this Agreement, GP LP was the sole limited partner of the Partnership and GP LLC was the sole general partner of the Partnership.

(d)    (i) GP LP hereby exchanges its 43.0556% limited partner interest in the Partnership for a 43.0556% general partner interest in the Partnership and is hereby admitted as a general partner of the Partnership and ceases to be a limited partner of the Partnership, (ii) simultaneously with the transaction described at clause (i), GP LLC hereby exchanges its 56.9444% general partner interest in the Partnership for a 56.9444% limited partner interest in the Partnership, and is hereby admitted as a limited partner of the Partnership and ceases to be a general partner of the Partnership, and (iii) the Partnership is hereby continued without dissolution with GP LP being the sole general partner of the Partnership owning a 43.0556% general partner interest in the Partnership and GP LLC being the sole limited partner of the Partnership owning a 56.9444% limited partner interest in the Partnership.

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(e)    Immediately following the consummation of the transactions contemplated in clause (d) above, GP LLC hereby distributes, transfers and assigns all of its limited partner interest in the Partnership to Midstream Holdings, Midstream Holdings is hereby admitted to the Partnership as a limited partner of the Partnership, immediately following such admission GP LLC hereby ceases to be a limited partner of the Partnership, and the Partnership is hereby continued without dissolution with GP LP being the sole general partner of the Partnership owning a 43.0556% general partner interest in the Partnership and Midstream Holdings being the sole limited partner of the Partnership owning a 56.9444% limited partner interest in the Partnership.

(f)    Notwithstanding any provision of this Agreement or the Delaware Act to the contrary, the parties hereto agree that the transactions referenced in this Article IV shall not dissolve the Partnership.

ARTICLE V

CAPITAL ACCOUNT ALLOCATIONS

5.1    Capital Accounts. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and as determined by the General Partner as consistent therewith.

5.2    Allocations. For federal income tax purposes, each item of income, gain, loss, deduction, and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations pursuant thereto.

5.3    Distributions. From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distribution as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions, or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

|

ARTICLE VI

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the Partnership.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

The Limited Partner shall have liability under this Agreement only to the extent of its capital contributions to the Partnership.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

The Partnership shall dissolve and its affairs shall be wound up at such time, if any, as required by the Delaware Act or as the General Partner may elect.

ARTICLE IX

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE X

GENERAL PROVISIONS

10.1    Addresses and Notices. Any notice to the Partnership, the General Partner, or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3    Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

10.4    Severability. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

[The remainder of this page was left blank intentionally; the signature page follows]

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first set forth above.

Hess Midstream Partners GP LLC

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

Hess Midstream Partners GP LP

By: Hess Midstream Partners GP, LLC, its general partner

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

Hess Midstream Holdings LLC

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

SIGNATURE PAGE

TO

HESS MIDSTREAM PARTNERS LP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP